UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

AMERICAN UNITED GOLD CORPORATION
(Exact name of Registrant as Specified in its Charter)

NEVADA	000-49951	91-2084507
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Suite 900, 555 Burrard Street, Vancouver, B.C. Canada V7X 1M8

(Address of Principal Administrative Offices)

Registrant's Telephone Number, Including Area Code: (604) 692-2808

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

On November 14, 2005 the company terminated by its agreement with American United Gold Corporation and Anderson Gold (China) Inc. and the shareholders of Anderson Gold (China) Inc. ("Anderson") announced December 17, 2004 whereby it entered into an agreement with those shareholders to acquire 100% of the shares of Anderson. As of the date of termination the company had not acquired any of the shares of Anderson.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On November 14, 2005 the company accepted a letter of resignation from Mr. William H. Anderson, resigning from the board of directors and as Chief Executive Officer of the company. The resignation from both positions was effective November 14, 2005. Mr. Anderson's appointment as Director and Chief Executive Officer was made pursuant to the Agreement to acquire Anderson Gold (China) Inc. and the termination of that agreement resulted in the resignation of Mr. Anderson. The resigning director and the company part ways on good terms and with no outstanding issues.

On the same date the company accepted letters of resignation from the Board of Directors from Mr. Kenneth R. Thorsen, Mr. Steve S. Kubota, and Mr. Chand S. Jagpal. The appointment of these directors and was made pursuant to the Agreement to acquire Anderson Gold (China) Inc. and the termination of that agreement resulted in their resignation. The resigning directors and the company part ways on good terms and with no outstanding issues. Mr. Jagpal also resigned from his position as Chief Financial Officer and Corporate Secretary.

Also on November 14, 2005 the company accepted letters of resignation from the Board of Directors from Mr. Rajpal Uppal and Mr. Scott Biddle. The resignations were offered for personal reasons and not for any disagreement with management of the Company or its policies. The resigning directors and the company part ways on good terms and with no outstanding issues.

(d) Also on November 14, 2004 the company appointed Mr. Brian Hall as a Director as well as Secretary and Chief Financial Officer. It is expected that Mr. Hall will also sit on the Audit Committee of the company. Mr. Hall has been a Member of the BC Institute of Chartered Accountants of British Columbia since 1968 and has been retired from private practice as Chartered Accountant since 2002. He is currently the Chief Executive Officer and controlling shareholder of Sechelt Golf & Country Club in Sechelt, British Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN UNITED GOLD CORPORATION

By:	/s/ David Uppal
	Name:	David Uppal
	Title:	President
Dated:	November 16, 2005